Exhibit 10(ii)(e)

FIFTH AMENDMENT TO
COINSURANCE AGREEMENT

THIS FIFTH AMENDMENT TO COINSURANCE AGREEMENT (“Amendment”), effective as of December 18, 2015 amends that certain Coinsurance Agreement, effective January 1, 2013 (the “Agreement”), by and between MEMBERS LIFE INSURANCE COMPANY (the “Company”) and CMFG LIFE INSURANCE COMPANY (“Reinsurer”).

WHEREAS, the parties wish to amend the terms of the Agreement to revise the investment guidelines attached to the Agreement to (i) clarify certain asset class names for consistency with the Reinsurer’s broader investment policy; (ii) better align the separate account and general account guidelines with respect to ABS investments; and (iii) further clarify that the Board of Directors will set limits on notional amounts for any derivatives.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained hereinafter, the parties hereto intending to be legally bound agree to amend the Agreement as follows:

Article I
Amendment to the Agreement

1.1	Amendment to Exhibit A. The investment guidelines attached as Exhibit A to the Agreement are hereby replaced in their entirety with the investment guidelines attached hereto.

Article II
Miscellaneous

2.1
This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

2.2
This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Iowa, including all matters of construction, validity and performance, without regards to its conflict of law provisions.

2.3
Except as otherwise expressly provided herein, this Amendment does not alter, amend or modify the terms of the Agreement, and all terms of the Agreement, as modified herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Coinsurance Agreement to be executed by their duly-authorized representatives and to be effective on the date first set forth above.

EXHIBIT A

Investment Guidelines CMFG Life Insurance Company
Members Zone Separate Account

Members Zone Separate Account Limits

Broad Asset Class	Asset Class	Minimum	Maximum	Position Size Limit % of Portfolio
Near Risk-Free		2%	100%
	Cash Government	1% 0%	100% 100%

Corporate		20%	80%
	Public — Investment Grade	20%	80%	5%

	Private — Investment Grade Public — High Yield Private — High Yield	0% 0% 0%	20% 10% 10%	5% 2% 2%

Other Credit		0%	30%
	Mortgage Loan Municipal	0% 0%	30% 0%	5% -

Structured Credit		0%	50%
	Agency MBS* ABS** CMBS*** CLO**** Legacy Structured	0% 0% 0% 0% 0%	50% 20% 20% 20% 0%	10% 2% 2% 2% -

Equity or Near- Equity		0%	5%
	Real Estate Alternative — Income Alternative — MOIC Public Equity	0% 0% 0% 0%	0% 0% 0% 5%	- - - 5%

*A pass-through security or unleveraged CMO class.
**A generic unleveraged ABS structure backed by loans, leases, or receivables against assets other than real estate and mortgage-backed securities. It will have an S&P rating of AA- or better (or the equivalent Moody’s rating).
***A generic unleveraged CMBS structure backed by mortgages on commercial real estate. It will have an S&P rating of AA- or better (or the equivalent Moody’s rating).
****An unleveraged CLO with an S&P rating of AA- or better (or the equivalent Moody’s rating).

Derivatives

Derivatives will be limited to those hedging liability risks. Exchange-traded and over-the counter derivative instruments may be used. Risks hedged would primarily be the equity market related guarantees of the Members Zone product, but can also include rate and credit oriented exposures generally related to liability reserves. Limits on notional amounts will be set by the Board of Directors of CMFG Life Insurance Company from time to time and must be less than overall CMFG Life Insurance Company derivative notional limits.

EXHIBIT A

Transfer restrictions

Assets may be transferred into and out of the separate account as long as asset values exceed liability values after such transfers. Impaired securities, securities in default or assets encumbered by other agreements (modified coinsurance “segregated” assets, collateral for trusts, etc.) may not be transferred into the separate account.

Effective 12/18/15